SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IHOP CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

95-3038279
(IRS Employer Identification No.)

450 North Brand Boulevard
Glendale, California	91203-2306
(Address of Principal Executive Offices)	(Zip Code)

IHOP CORP. 2005 Stock Incentive Plan for Non-Employee Directors
(Full Title of the Plan)

Mark D. Weisberger
Vice President, Legal, Secretary and General Counsel
IHOP CORP.
450 North Brand Boulevard
Glendale, California 91203-2306
(Name and Address of Agent for Service)

(818) 240-6055
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $.01 per share	200,000	$47.96	$9,592,000	$376.97

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low sale prices for a share of Common Stock of IHOP Corp. (“Common Stock”) on the New York Stock Exchange on March 10, 2008.

(2)	Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the IHOP Corp. 2005 Stock Incentive Plan for Non-Employee Directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the registrant, IHOP Corp., a Delaware corporation (the “Company”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)          Annual Report on Form 10-K for the year ended December 31, 2007;

(b)         Current Reports on Form 8-K dated January 14, 2008, January 14, 2008, January 24, 2008, February 7, 2008, February 12, 2008, February 19, 2008, February 29, 2008 and March 4, 2008

(c)          The description of the Common Stock which is contained under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 33-40431) filed with the Commission pursuant to the Securities Act on May 13, 1991.

(d)         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), Article Fifth of the Certificate of Incorporation of the Company eliminates the liability of the Company’s directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith, and certain other liabilities.

Article VIII, Sections 1 and 2 of the Company’s Bylaws, as well as Section 145 of the DGCL, provide for indemnification by the Company of its directors and officers. The Company also maintains officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997 (the “1997 10-K”)).

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s 1997 10-K).

4.3	Amendment to the bylaws of the Company dated November 14, 2000 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).

4.4	Amendment to the bylaws of the Company dated January 18, 2008 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 24, 2008).

5.1	Opinion of Mark D. Weisberger, Esq. regarding the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Mark D. Weisberger (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

Item 9. Undertakings.

a.                                       The undersigned registrant hereby undertakes:

1.                                       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                                          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.                                       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20%

change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.                                    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.                                   Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.                                     Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.                                       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                                       If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.                                       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.                                          If the registrant is relying on Rule 430B (§230.430B of this chapter):

A.                                   Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.                                     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.                                       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.                                       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.                                          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.                                       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.                                    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.                                   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.                                       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Glendale, California, on this 11th day of March, 2008.

IHOP CORP.

By:	/s/ JULIA A. STEWART
Julia A. Stewart
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant, and in the capacities indicated, on this 11th day of March 2008.

Name	Title

/s/ JULIA A. STEWART	Chairman and Chief Executive Officer
Julia A. Stewart

/s/ THOMAS CONFORTI	Chief Financial Officer (Principal Financial Officer)
Thomas Conforti

/s/ GREGGORY KALVIN	Vice President, Corporate Controller
Greggory Kalvin	(Principal Accounting Officer)

/s/ LARRY ALAN KAY	Director
Larry Alan Kay

/s/ H. FREDERICK CHRISTIE	Director
H. Frederick Christie

/s/ RICHARD J. DAHL	Director
Richard J. Dahl

/s/ FRANK EDELSTEIN	Director
Frank Edelstein

/s/ MICHAEL S. GORDON	Director
Michael S. Gordon

/s/ CAROLINE W. NAHAS	Director
Caroline W. Nahas

/s/ GILBERT T. RAY	Director
Gilbert T. Ray

/s/ PATRICK W. ROSE	Director
Patrick W. Rose

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997 (the “1997 10-K”).

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s 1997 10-K).

4.3	Amendment to the bylaws of the Company dated November 14, 2000 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).

4.4	Amendment to the bylaws of the Company dated January 18, 2008 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 24, 2008).

5.1	Opinion of Mark D. Weisberger regarding the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Mark D. Weisberger, Esq. (included in opinion filed as Exhibit 5.1).